Exhibit 4.2

AMENDMENT NO. 1 TO THE

SHAREHOLDER PROTECTION RIGHTS AGREEMENT

This Amendment, dated as of March 22, 2013 (this “Amendment”), to the Shareholder Protection Rights Agreement, dated as of December 7, 2011 (the “Rights Agreement”), between Pacific Sunwear of California, Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Rights Agreement.

WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may amend the Rights Agreement in any respect prior to the Flip-in Date without the consent of the holders of Rights;

WHEREAS, the Flip-in Date, as defined in the Rights Agreement, has not occurred; and

WHEREAS, the Company would like to amend Section 1.1 of the Rights Agreement.

NOW, THEREFORE, the Company and the Rights Agent hereby agree to amend the Rights Agreement as follows:

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From and after the execution and delivery of this Amendment, the definition of the term “Expiration Time” in Section 1.1 of the Rights Agreement is amended and restated in its entirety to read as follows:

“Expiration Time” shall mean the Close of Business on March 22, 2013.

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THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS ENTERED INTO, MADE WITHIN, AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

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This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

By:	/s/ Craig E. Gosselin
Name: Craig E. Gosselin
Title: Senior Vice President and General Counsel

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Ian Yewer
Name: Ian Yewer
Title: Branch President